As filed with the Securities and Exchange Commission on June 12, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ART TECHNOLOGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3141918 (I.R.S. Employer Identification Number)

25 First Street Cambridge, Massachusetts (Address of principal executive offices)	02141 (Zip Code)

1999 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

ROBERT D. BURKE
CHIEF EXECUTIVE OFFICER
ART TECHNOLOGY GROUP, INC.
25 FIRST STREET
CAMBRIDGE, MASSACHUSETTS 02141

(Name and Address of Agent For Service)

(617) 386-1000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (2)	Per Share	Offering Price	Registration Fee

Common Stock, $0.01 par value per share (1)	2,000,000 shares	$1.81 (3)	$3,620,000 (3)	$292.86

STATEMENT OF INCORPORATION BY REFERENCE
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
ITEM 8. EXHIBITS.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS
Ex-4.1 Certificate of Incorporation
Ex-5 Opinion of Hale and Dorr LLP
Ex-23.2 Consent of Ernst & Young LLP
Ex-23.3 Notice Re: Consent of Arthur Andersen LLP

(1)	Including the associated Preferred Stock Purchase Rights.

(2)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 9, 2003.

     In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan (s) described herein.

STATEMENT OF INCORPORATION BY REFERENCE

     This registration statement on Form S-8 is filed to register the offer and sale of an additional 2,000,000 shares of the Registrant’s common stock, $0.01 par value per share, to be issued under the Registrant’s 1999 Employee Stock Purchase Plan. This registration statement incorporates by reference the contents of the registration statements on Form S-8, Files No. 333-83321 and 333-100003, filed by the Registrant on July 20, 1999 and September 23, 2002, respectively, relating to the Registrant’s 1999 Employee Stock Purchase Plan.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

     ITEM 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 11th day of June, 2003.

ART TECHNOLOGY GROUP, INC. (Registrant)
By:	/s/ Robert D. Burke

Robert D. Burke Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Art Technology Group, Inc. hereby severally constitute and appoint Robert D. Burke, Michael A. Pellini and Edward Terino, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Art Technology Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Robert D. Burke Robert D. Burke	Director, Chief Executive Officer and President (Principal Executive Officer)	June 11, 2003

/s/ Edward Terino Edward Terino	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2003

/s/ Paul G. Shorthose Paul G. Shorthose	Chairman of the Board	June 11, 2003

/s/ John R. Held John R. Held	Director	June 11, 2003

/s/ Irene H. Lang Ilene H. Lang	Director	June 11, 2003

/s/ Mary Makela Mary E. Makela	Director	June 11, 2003

/s/ Thomas N. Matlack Thomas N. Matlack	Director	June 11, 2003

/s/ Phyllis S. Swersky Phyllis S. Swersky	Director	June 11, 2003

INDEX TO EXHIBITS

NUMBER	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended

4.2(1)	Amended and Restated By-Laws of the Registrant

4.3(2)	Rights Agreement between Registrant and Equiserve Trust Company, N.A., as rights agent

5	Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

23.3	Notice Regarding Consent of Arthur Andersen LLP

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Incorporated herein by reference to the Exhibits to the Registrant’s Registration Statement on Form S-3 (File No. 333-64698).

(2)	Incorporated herein by reference to the Exhibits to the Registrant’s Current Report on Form 8-K filed on October 2, 2001.